UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):   July 10, 2005

MODERN TECHNOLOGY CORP.

(Exact name of registrant as specified in charter)

NEVADA	002-80891	11-2620387
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1420 N. Lamar Blvd., Oxford MS 38655

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (662) 236-5928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2005, Modern Technology Corp. ("MOTG") entered into an Asset Purchase Agreement ("Agreement") with Anton Stephens, Dba H-NET ("Hnet"). No material relationship exists between the parties, other than in respect of the Agreement.

Under the terms of the Agreement, MOTG agreed to purchase all of the rights, title and interest in, to certain assets owned by Hnet. In exchange for assets delineated under the Agreement, Hnet will receive $500,000 payable in the form of 350,000 shares of MOTG restricted common stock and a Convertible Debenture in the amount of $400,000 payable to Anton Stephens.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 10, 2005, MOTG and Hnet completed the terms of the Agreement, as described in Item 1.01. As described in Section 1.01, upon completion of the Agreement, MOTG acquired ownership of the following assets of Hnet:

i. All software source code, web sites, customer databases, raw materials, work-in-progress, finished goods and inventory of Seller, including, without limitation, all raw materials, work-in-process supplies and inventory located in Seller's warehouses, distribution centers, in transit or otherwise (the "Purchased Inventory");

ii. All accounts receivable (the "Purchased Receivables");

iii. All fixed assets, including, without limitation, machinery and equipment and other attachments owned by Seller, spare parts, supplies, furniture and fixtures, computer equipment and software and other personal property owned by Seller;

iv. All rights of Seller under and in connection with the leases and subleases of real property, together with Seller's interest in all buildings, facilities, fixtures and other improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereto which are set forth on Schedule 1.1(a)(iv) (collectively, the "Assigned Leases");

v. All transferable rights of Seller under and in connection with the contracts, commitments, purchase orders, agreements and unexpired leases (other than Assigned Leases), which are set forth on Schedule 1.1(a)(v) (collectively, the "Assigned Contracts");

vi. All rights to the trade secrets, processes and methods, whether or not patentable, owned by Sellers (the "Purchased Intellectual Property");

vii. All transferable federal, state or local or other governmental and other third party permits (including occupancy permits), certificates, licenses, consents, authorizations, approvals, registrations or franchises necessary or useful in the operation by Seller of its business (collectively, the "Assigned Permits"); and

viii. All books and records maintained by Seller through the Closing Date, including, without limitation, product manuals, operating manuals, and records relating to customer and trade accounts and lists and similar operating data, whether in electronic, computer, paper or other form, other than books and records which Seller is required by law to retain.

Hnet shall receive $500,000, which shall be payable in the form 350,000 shares of MOTG restricted Common Stock and a Convertible Debenture in the amount of $400,000 payable to Anton Stephens in exchange for the Assets of Hnet.

Under the terms of the Agreement, the following assets are excluded from the purchased assets:

  All rights under this Agreement and to the Purchase Price;
  Any shares of capital stock of, or other equity interests in, Seller or any subsidiary of Seller;
  Seller's corporate seal, minute books, record books, and such other books and records as pertaining to the organization, existence or ownership of Seller;
  Any financial or personnel records which are required by law to be retained by Seller;
  Any other assets specifically identified on Schedule 1.1(b)(v).

Section 9 - Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits

None.

Exhibits

i. Exhibit 2.1 - Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN TECHNOLOGY CORP.

Date: August 2, 2005                        /s/ Anthony K. Welch

                                                                Anthony K. Welch, CEO